(logo) GREYSTONE

GREYSTONE SERVICING COMPANY LLC

5221 N. O’Connor Blvd., Suite 800

Irving, Texas 75039

Phone: 972-868-5300

Fax:  972-868-5303

www.greyco.com

OFFICER’S CERTIFICATE

Annual Compliance Statement

BANK 2020-BNK30

I, Paul Smyth, on behalf of Greystone Servicing Company LLC, as General Special Servicer (the “Certifying Servicer”), certify to Banc of America Merrill Lynch Commercial Mortgage Inc. each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.         I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year between December 1, 2020 and December 31, 2020 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.         To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date:  March 4, 2021

GREYSTONE SERVICING COMPANY LLC.

as General Special Servicer

By: /s/ Paul Smyth
Name: Paul Smyth
Title: Executive Vice President